Exhibit 99.1

3033 Campus Drive	Tel 800-918-8270
Suite E490	Fax 763-577-2986
Plymouth, MN 55441
www.mosaicco.com

Press Release

MEDIA CONTACT:	Rob Litt, 763-577-6187

INVESTOR CONTACT:	Laura Gagnon, 763-577-8213

MOSAIC NOTIFIES COURT OF MINING ADDITIONAL

UPLANDS AT SOUTH FORT MEADE MINE

PLYMOUTH, MN, April 19, 2011 – The Mosaic Company (NYSE: MOS) announced that it has notified the United States District Court for the Middle District of Florida that it plans to conduct uplands-only mining (i.e., non-wetlands) in an area at its South Fort Meade, Florida, phosphate rock mine in Hardee County. This upland area is accessible from the approximately 200-acre area where the Company is currently mining. Mosaic plans to begin transitioning its mining operations into these uplands over the next 30 to 60 days. The South Fort Meade permit for mining wetlands issued by the U.S. Army Corps of Engineers is under review by the District Court, as recently ordered by the Eleventh Circuit Court of Appeals. The Company estimates approximately one to two years of mining potential in this upland area. Although the uplands-only mining will be less efficient than if the Company could also mine the wetlands, this transition will allow the Company to continue to produce phosphate rock and keep its workforce employed while it addresses the merits of the litigation concerning the permit for mining wetlands in the extension of the Company’s South Fort Meade mine into Hardee County. A ruling by the District Court is expected by July 2011.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation and implementation of the U.S. Environmental Protection Agency’s numeric water quality standards for the discharge of nutrients into Florida lakes and streams; further developments in the lawsuit involving the federal wetlands permit for the extension of the Company’s South Fort Meade, Florida, mine into Hardee County, including orders, rulings, injunctions or other actions by the court or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit, or any actions the Company may identify and implement in an effort to mitigate the effects of the lawsuit; other difficulties or delays in receiving, or increased costs of, or revocation of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations, or Canadian resource taxes and royalties; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan, potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals; and other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

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